As filed with the Securities and Exchange Commission on November 15, 2001	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NaPro BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)
Delaware	84-1187753
(State of Incorporation)	(I.R.S. Employer Identification No.)

6304 Spine Road, Unit A
Boulder, Colorado 80301
Telephone: (303) 530-3891
(Address of principal executive offices)

NaPro BioTherapeutics, Inc.
1994 Long-Term Performance Incentive Plan

1998 Stock Incentive Plan

of NaPro BioTherapeutics, Inc.

(Full title of the plans)

Gordon H. Link, Jr.
Chief Financial Officer
6304 Spine Road, Unit A
Boulder, Colorado 80301
Telephone: (303) 530-3891
Telecopier: (303) 530-1296
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Francis R. Wheeler, Esq.
Cooley Godward LLP
380 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021-8023
Telephone: (720) 566-4000
Telecopier: (720) 566-4099

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock and Stock Options (par value $.0075)	1,825,000 shares	$9.07	$16,560,627.43	$4,140.16

  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (i) the weighted average exercise price of options outstanding and (ii) the average of the high and low prices of the Registrant's Common Stock on November 8, 2001 as reported on Nasdaq National Market. The following chart illustrates our calculation of the registration fee:

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable pursuant to options outstanding under the 1994 Long-Term Performance Incentive Plan	785,791	$9.49(a)	$7,457,156.59
Shares issuable under the 1994 Long-Term Performance Incentive Plan	539,209	$8.76(b)	$4,723,470.84
Shares issuable under the 1998 Stock Incentive Plan	500,000	$8.76(b)	$4,380,000.00

    Based on the weighted average exercise price of options outstanding.

    Based on the average of the high and low prices of the Registrant's Common Stock on November 8, 2001 as reported on Nasdaq National Market.

INCORPORATION BY REFERENCE

The following documents filed by NaPro Biotherapeutics, Inc. a Delaware corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

    The Registration Statement on Form S-8 No. 333-52008, filed December 15, 2000;

    The Company's latest annual report on Form 10-K for the fiscal year ended December 31, 2000;

    The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2001;

    The Company's quarterly report on Form 10-Q for the quarter ended June 30, 2001;

    The Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001;

    A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed on June 13, 1994, as amended;

    A description of the Company's preferred stock purchase rights, which is contained in the Form 8-A Registration Statement filed on November 29, 1996, as amended by the Form 8-A12G/A filed on October 23, 2001; and

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

EXHIBITS
Exhibit Number
5	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement
24	Power of Attorney is contained on the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on November 13, 2001.

NaPro BioTherapeutics, Inc.

By: s/ Kai Larson

Title: Vice President, General Counsel

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Gordon H. Link, Jr. and Robert L. Poley, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ (Leonard P. Shaykin)	Chairman of the Board Chief Executive Officer	November 12, 2001
/s/ (Sterling Ainsworth)	Vice Chairman President Chief Scientific Officer Director	November 12, 2001
/s/ (Patricia A. Pilia, Ph.D.)	Executive Vice President Director	November 12, 2001
/s/ (Gordon H. Link, Jr.)	Vice President Chief Financial Officer (Principal Financial Officer)	November 12, 2001
/s/ (Robert L. Poley)	Controller (Principal Accounting Officer)	November 13, 2001
/s/ (Edward L. Erickson)	Director	November 13, 2001
/s/ (Arthur H. Hayes, Jr., M.D.)	Director	November 13, 2001
/s/ (Marc J. Ostro, Ph.D.	Director	November 12, 2001
/s/ (The Honorable Richard N. Perle)	Director	November 9, 2001
/s/ (Robert E. Pollack, Ph.D.)	Director	November 12, 2001

EXHIBIT INDEX
Exhibit Number		Sequential Page Numbers
5	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement
24	Power of Attorney is contained on the signature pages.